Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 14, 2013, relating to the consolidated financial statements of Manitex International, Inc. in this Registration Statement on Form S-3. We also consent to the reference of us under the heading “Experts” in such Registration Statement.

/s/ UHY LLP
UHY LLP

Sterling Heights, Michigan

October 24, 2013